SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2004

IMAGISTICS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16449 (Commission File Number)	06-1611068 (IRS Employer ID Number)

100 Oakview Drive Trumbull, Connecticut (Address of Principal Executive Offices)	06611 (Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000 (Former Name or Former Address if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On June 1, 2004, Imagistics International Inc. posted on its investor website, www.igiinvestor.com, a slide presentation entitled “Investment Community Presentation, June, 2004,” to be used for presentations to the investment community and financial analysts. The slide presentation package is furnished herein as Exhibit 99.1.

The information in this report (including the Exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2004

Imagistics International Inc. By: /s/ Mark S. Flynn —————————————— Name: Mark S. Flynn Title: Vice President, General Counsel and Secretary

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